                                                                    EXHIBIT 10.2



                     TRANSITION AND STOCK VESTING AGREEMENT

         This Transition and Stock Vesting Agreement (this "Agreement") is made and entered into as of September 4, 2003 by and among chinadotcom corporation, a Cayman Islands corporation ("Parent"), CDC Software Holdings, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Merger Sub"), Ross Systems, Inc., a Delaware corporation ("the "Company") and Robert B. Webster (the "Employee"). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in that certain Agreement and Plan of Merger among Parent, Merger Sub and the Company, dated as of the date hereof (the "Merger Agreement").

                                   WITNESSETH:

         WHEREAS, the Employee is currently employed by the Company pursuant to that certain Executive Compensation Agreement between the Company and the Employee dated as of September 13, 1999, as renewed and amended from time to time (the "ECA");

         WHEREAS, Parent, the Company and Merger Sub have entered into the Merger Agreement, pursuant to which (and subject to the terms and conditions set forth therein) Merger Sub will merge with and into the Company at the Effective Time;

         WHEREAS, effective upon the consummation of the Merger, Parent and the Employee intend to terminate the ECA subject to the terms and conditions set forth in this Agreement;

         WHEREAS, the Surviving Corporation and the Employee will enter into an employment agreement on the terms and conditions set forth in this Agreement (the "New Employment Agreement"); and

         WHEREAS, to induce the Employee to enter into the New Employment Agreement, Parent desires to (i) issue to the Employee a certain number of Parent's Class A Common Shares, par value U.S.$.00025 per share (the "Common Shares") in accordance with Section 2 of this Agreement, and (ii) grant to the Employee a certain number of Common Shares subject to the restrictions set forth in Section 3 of this Agreement;

         NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

SECTION 1.        SEVERANCE

         1.1 Termination of the ECA. At the Effective Time, subject to the provisions of this Agreement, the ECA shall be automatically terminated, each party to the ECA shall release the other party and the Surviving Corporation from all liabilities arising thereunder, and neither the

Company, the Surviving Corporation nor the Employee shall have any further obligations under the ECA.

         1.2 Severance Payment. Parent hereby agrees to make a severance payment to the Employee in a gross amount (before any withholding for taxes) equal to U.S.$630,000 (the "Severance Payment"). The Severance Payment shall be made by Parent to the Employee at the Effective Time by a wire transfer of immediately available federal funds to a bank account designated in writing by the Employee at least two (2) days prior to the Effective Time. The Employee acknowledges that the Severance Payment shall be in full satisfaction of all obligations of the Company under Sections 6(c) and (d) of the ECA.


SECTION 2.        ISSUANCE OF COMMON SHARES

         2.1 Treatment of Employee Stock Options. All unvested Options held by the Employee immediately prior to the Effective Time with an exercise price at or below $19.00 per share (the "Employee Stock Options") shall be automatically accelerated and shall be vested and exercisable at the Effective Time.

         2.2 Net Cash Value. The "Net Cash Value" of the Employee Stock Options shall be equal to (a) the product of (i) $19.00, multiplied by (ii) the number of Employee Stock Options, minus (b) the aggregate exercise price with respect to such Employee Stock Options.

         2.3 Issued Shares. Parent hereby agrees to issue to the Employee, at the Effective Time, a number of Common Shares equal to (a) 50% of the Net Cash Value, divided by (b) the closing sales price of the Common Shares on the Nasdaq for the last trading day prior to the date of the Effective Time (such Common Shares, the "Issued Shares"). The issuance of the Issued Shares to the Employee is for and in consideration of the Employee's agreement to terminate the Employee Stock Options and to enter into the New Employment Agreement.

         2.4 Registration. The Issued Shares will be registered under the Securities Act pursuant to the registration statement under the Securities Act that Parent will file on Form F-4 in connection with the registration of the shares of Parent Common Stock to be issued to the stockholders of the Company pursuant to the Merger.


SECTION 3.        RESTRICTED STOCK GRANT

         3.1 Grant. Subject to the terms and conditions of this Section 3, Parent hereby grants to the Employee, effective as of the Effective Time, a number of Common Shares equal to (a) 50% of the Net Cash Value, divided by (b) the closing sales price of the Common Shares on the Nasdaq for the last trading day prior to the date of the Effective Time (such Common Shares, the "Restricted Shares"). The grant of the Restricted Shares to the Employee is for and in consideration of the Employee's agreement to terminate the Employee Stock Options and to enter into the New Employment Agreement.

         3.2 Dividends and Voting. The Employee will have all voting rights and rights to dividends paid in cash with respect to the Restricted Shares. If the Employee forfeits any Restricted Shares pursuant to Section 3.4(b), the Employee will forfeit all such voting rights and

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rights to dividends paid in cash with respect to such forfeited Restricted
Shares. Parent will retain any dividends paid in stock with respect to unvested Restricted Shares, and the Employee's rights to receive such stock dividends will vest at the same time as the Restricted Shares to which such stock dividends are attributable.

         3.3 Holding and Transfer of Stock Certificate. Parent will issue the Restricted Shares in the name of the Employee; however, Parent will hold the Restricted Shares until such Restricted Shares either vest or are forfeited, in each case as described in Section 3.4. As the Restricted Shares vest, Parent will transfer physical custody of vested shares to the Employee free of any forfeiture restrictions on the date of such vesting (or on the next business date if such Restricted Shares vest on a date that is not a business day). The Employee will have no right to transfer or otherwise alienate or assign his interest in any of the Restricted Shares, except through the laws of descent and distribution, before such Restricted Shares vest and physical custody of such Restricted Shares is transferred to the Employee. All transfers of Restricted Shares must be made in accordance with all applicable laws, and Parent may require an opinion of counsel reasonably satisfactory to Parent or other evidence of compliance with such laws prior to giving effect to any transfer in the stock transfer records of Parent.

         3.4      Vesting and Forfeiture.

                  (a) In General. The Employee's right to the remaining Restricted Shares will remain subject to forfeiture until the Restricted Shares vest in accordance with this Section 3.4. Subject to Sections 3.4(b) and (c), the Restricted Shares will vest and will no longer be subject to forfeiture in accordance with the following schedule:


               Anniversary of the date of         Percentage of
                the Effective Time                Shares Vested
               --------------------------         ------------

                        First                          33.3%

                        Second                         66.6%

                        Third                         100.0%

                  (b) Effect of Termination. If the Employee's employment with the Surviving Corporation is terminated by the Surviving Corporation for any reason other than for Cause (as defined below), or is terminated due to the death or disability of the Employee, any Restricted Shares not previously vested will vest automatically and completely. If the Employee voluntarily terminates the Employee's employment with the Surviving Corporation or the Surviving Corporation terminates the Employee's employment with the Surviving Corporation for Cause, the Employee will forfeit completely the Employee's interest in any unvested Restricted Shares (and will receive no consideration from Parent or the Surviving Corporation on account of such forfeiture). Forfeited Restricted Shares will revert automatically back to Parent.

                  (c) For purposes of this Section 3.4(b), "Cause" shall mean:

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                           (i)      A willful act by the Employee which
                                    constitutes fraud and which is injurious to the Surviving Corporation; or

                           (ii) Conviction of, or a plea of "guilty" or "no contest" to, a felony; or

                           (iii) Employee's continuing repeated willful failure or refusal to perform his material duties required by the New Employment Agreement which is injurious to the Surviving Corporation.


                  No act, or failure to act, by the Employee shall be considered "willful" unless committed without good faith and without a reasonable belief that the act or omission was in the Surviving Corporation's best interest. The Employee's employment with the Surviving Corporation may not be terminated for Cause unless Employee has first been given the opportunity, together with his counsel, to be heard before the Board of Directors of the Surviving Corporation or Parent.

                  (d) Change of Control. In the event of a Change of Control (as defined below) of Parent, any Restricted Shares not previously vested will vest automatically and completely. A "Change of Control", with respect to a Person, will be deemed to occur (i) upon the sale by such Person of all or substantially all of its assets, the consolidation of such Person with another Person, or the merger of such Person as a result of which such Person is not the surviving entity, or (B) if any other Person or group of affiliated Persons acquires, directly or indirectly, Beneficial Ownership of more than 50% of the voting power with respect to the outstanding securities of such Person. "Beneficial Ownership" shall have the meaning provided in Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The affiliation of persons or entities will be determined by reference to the definition of "Affiliate" set forth in Rule 405 under the Securities Act of 1933, as amended.


SECTION 4.        LIMITATION ON PAYMENTS.

         4.1      Application.

                  (a) This Section 4 shall apply to the Employee only if, after the application of this Section 4, the present value of his aggregate payments or property transfers from the Company or the Surviving Corporation, as applicable, will be greater than the present value of his payments or property transfers from the Company or the Surviving Corporation, as applicable, would have been if:


                           (i)       This Section 4 did not apply; and

                           (ii) Such present value had been reduced by the amount of the excise tax described in section 4999 of the Code.

                  (b) In all other cases, this Section 4 shall not apply to the Employee. All

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determinations under Section 4.1(a) shall be made by the independent auditors retained by the Company or the Surviving Corporation most recently prior to a Change in Control of the Company or the Surviving Corporation, as applicable (the "Auditors").

         4.2      Basic Rule. Any provision of this Agreement other than Section
4.1 above to the contrary notwithstanding, in the event that the Auditors determine that any payment or transfer by the Company or the Surviving Corporation, as applicable, to or for the benefit of the Employee, whether paid or payable (or transferred or transferable) pursuant to the terms of this Agreement or otherwise (a "Payment"), would be nondeductible by the Company or the Surviving Corporation, as applicable, for federal income tax purposes because of the provisions concerning "excess parachute payments" in section 280G of the Code, then the aggregate present value of all Payments shall be reduced (but not below zero) to the Reduced Amount. For purposes of this Section 4, the "Reduced Amount" shall be the amount, expressed as a present value, which maximizes the aggregate present value of the Payments without causing any Payment to be nondeductible.


         4.3 Reductions. If the amount of the aggregate payments or property transfers to the Employee must be reduced under this Section 4, then the Company or the Surviving Corporation, as applicable, shall direct in which order the payments or transfers are to be reduced, but no change in the timing of any payment or transfer shall be made without the Employee's consent. As a result of uncertainty in the application of sections 280G and 4999 of the Code at the time of an initial determination by the Auditors hereunder, it is possible that a payment will have been made by the Company or the Surviving Corporation, as applicable, that should not have been made (an "Overpayment") or that an additional payment that will not have been made by the Company or the Surviving Corporation, as applicable, could have been made (an "Underpayment"). In the event that the Auditors, based upon the assertion of a deficiency by the Internal Revenue Service against the Company, the Surviving Corporation or the Employee that the Auditors believe has a high probability of success, determine that an Overpayment has been made, such Overpayment shall be treated for all purposes as a loan to the Employee that he shall repay to the Company or the Surviving Corporation, as applicable, together with interest at the applicable federal rate specified in section 7872(f)(2) of the Code; provided, however, that no amount shall be payable by the Employee to the Company or the Surviving Corporation if and to the extent that such payment would not reduce the amount that is nondeductible under section 280G of the Code or is subject to an excise tax under section 4999 of the Code. In the event that the Auditors determine that an Underpayment has occurred, such Underpayment shall promptly be paid or transferred by the Company or the Surviving Corporation, as applicable, to, or for the benefit of, the Employee, together with interest at the applicable federal rate specified in section 7872(f)(2) of the Code.

SECTION 5.        NEW EMPLOYMENT AGREEMENT

         5.1 In General. The Company, and the Employee agree that, as of the Effective Time, the Employee will enter into the New Employment Agreement with the Surviving Corporation in substantially the form attached hereto as Exhibit A. The parties hereto hereby acknowledge that the issuance of the Issued Shares and the grant of the Restricted Shares by Parent to the

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Employee constitute an inducement essential to the Employee's willingness to enter into the New Employment Agreement.

         5.2 Terms. The New Employment Agreement will include the following terms:

                  (a)      Base salary of U.S.$157,500 per year.

                  (b) Targeted annual bonus of U.S.$157,500 to be paid in quarterly bonus payments in accordance with a bonus plan mutually agreed upon by the Employee and Parent consistent with the terms set forth in Section 5.2(c) below.

                  (c) The Employee will be eligible for an annual performance bonus (the "Performance Bonus") based on mutually agreed targets. The Performance Bonus plan will pay a target of 100% of the Employee's base salary based on the extent to which the Employee has achieved those targets. The Performance Bonus for the year-to-date period will be paid quarterly at such time as the parties shall mutually agree. The Surviving Corporation shall have the right to adjust current period Performance Bonus payments in the event of a restatement of prior quarter, year to date or the most recent prior year audited financial results of Parent, due to a material error or misrepresentation in reported financial results of the Surviving Corporation after the Effective Time; provided, however, that in the event any such adjustment to the current period Performance Bonus is inadequate in relation to any such restatement of Parent's financial results, the Surviving Corporation shall have the right to adjust Performance Bonus payments for subsequent periods as necessary and appropriate in light of such restatement. The Surviving Corporation will reset the mutually agreed targets each year. In the event of a Change of Control of, or a merger, acquisition or similar transaction by, the Surviving Corporation, or if the Employee is employed by an Affiliate of the Surviving Corporation, the targets for that year may be reset, provided that the Employee will be paid the Performance Bonus, if any, on a prorated basis according to the portion of the year elapsed prior to such Change of Control, transaction or employment, as applicable, and the actual performance of the Surviving Corporation for that time period. In the event of termination of employment, the Employee will be eligible to receive any outstanding Performance Bonus payment for completed quarterly accounting periods only.

                  (d) No severance payments due upon a Change of Control of Parent.


SECTION 6.        MISCELLANEOUS

         6.1 Representation of Parent. Parent represents and warrants to the Employee that:

                  (a) The issuance and delivery of the Issued Shares and the Restricted Shares in accordance with this Agreement has been, or will be as of the Effective Time, duly authorized by all necessary corporate action on the part of Parent, and the Issued Shares and the Restricted Shares have been duly reserved for issuance; and

                  (b) The Issued Shares and the Restricted Shares will be, as of the Effective Time, validly issued, fully paid and nonasssessable.

         6.2 Binding Effect. This Agreement shall be binding upon Parent, Merger Sub, the Company and the Employee and their respective heirs, executors, administrators and successors.

         6.3 Governing Law. This Agreement shall be governed by the laws of the State of New York.

         6.4 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         6.5 Entire Agreement. This Agreement is intended by the parties hereto to be the final expression of their Agreement with respect to the subject matter hereof and is the complete and exclusive statement thereof notwithstanding any prior representation or statements to the contrary. This Agreement may be modified only by written instrument signed by each of the parties hereto.

         IN WITNESS WHEREOF, the parties have executed this Transition and Stock Vesting Agreement, as of the date first written above.


                                          CHINADOTCOM CORPORATION


                                          By:    /s/ DANIEL WIDDICOMBE
                                               ---------------------------------
                                          Name:      DANIEL WIDDICOMBE
                                               ---------------------------------
                                          Title:     Chief Financial Officer
                                                  ------------------------------


                                          CDC SOFTWARE HOLDINGS, INC.


                                          By:      /s/ DANIEL WIDDICOMBE
                                               ---------------------------------
                                          Name:        DANIEL WIDDICOMBE
                                               ---------------------------------
                                          Title:       Director
                                                  ------------------------------


                                          ROSS SYSTEMS, INC.


                                          By:      /s/ ROBERT B. WEBSTER
                                               ---------------------------------
                                          Name:        ROBERT B. WEBSTER
                                               ---------------------------------
                                          Title:  Executive Vice President and
                                                  ------------------------------
                                                  Secretary

                                          EMPLOYEE

                                             /s/ ROBERT B. WEBSTER
                                          --------------------------------------
                                          ROBERT B. WEBSTER